UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2018

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01 Other Events.

On June 14, 2018, we received a letter from the TSX Venture Exchange conditionally accepting the listing of the shares of our common stock on the TSX Venture Exchange, effective as of June 8, 2018. The TSX Venture Exchange’s conditional acceptance is provided based on the listing of our company as a Tier 2 Oil and Gas Reserves Issuer.

The listing of the shares of our commons stock is subject to our company fulfilling all requirements of the TSXV Venture Exchange, including the financing condition and the evidence of satisfactory public distribution.

The conditional acceptance of the TSX Venture Exchange is valid for a 90 day period from June 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Operating Officer

Date: June 15, 2018

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